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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


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SUBSIDIARY                                                                   JURISDICTION OF INCORPORATION
MKS Instruments France S.A.                                                  France
MKS Instruments, U.K. Limited                                                United Kingdom
MKS Japan, Inc.                                                              Japan
MKS Korea Co., Ltd.                                                          Korea
ASTeX GmbH                                                                   Germany
Telvac Engineering Limited                                                   United Kingdom
Spectra Sensortech, Ltd.                                                     United Kingdom
MKS MSC, Inc.                                                                Massachusetts
MKS (Bermuda) Ltd.                                                           Bermuda
MKS Luxembourg S.A.R.L.                                                      Luxembourg
MKS Germany Holding GmbH                                                     Germany
MKS Instruments Deutschland GmbH                                             Germany
Applied Science and Technology, GmbH                                         Germany
MKS Instruments (Asia) Ltd.                                                  Bermuda
MKS Instruments (Hong Kong) Ltd.                                             Hong Kong
MKS Instruments (China) Company Ltd.                                         China
MKS Taiwan Technology Ltd.                                                   Taiwan
M.K.S. Tenta Products Ltd.                                                   Israel
MKS Denmark APS                                                              Denmark
Tega Systems Ltd.                                                            Israel
MKS Instruments (Shanghai) Ltd                                               Shanghai
Ion Systems, Inc.                                                            California
MKS Umetrics AB                                                              Sweden
Umetrics (UK) Ltd.                                                           UK
Umetrics, Inc.                                                               New Jersey
Tantec, Inc.                                                                 Illinois
Novx, Inc.                                                                   California
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